                                                                   EXHIBIT 10.11

(*** - INSERTED IN PLACE OF INFORMATION OMITTED SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT)

[RMT LOGO]

                               WORK AUTHORIZATION

RMT, Inc. ("RMT")
744 Heartland Trail (53717-1934)
PO Box 8923 (53708-8923)
Madison, WI
Tel. (608) 831-4444 - Fax (608) 831-3334

--------------------------------------------------------------------------------
DATE:   November 1, 2002                        CLIENT NUMBER: 2282400000
TO:     Mr. Carl Benck
        United Wisconsin Grain Producers ("Client")
        W772 Hwy Z
        Fall River, WI  53932
PROJECT NAME:       Environmental Permitting
FACILITY LOCATION:  Columbia County, Wisconsin
RMT PROPOSAL NUMBER: 90-99691.53                RMT PROJECT NUMBER:
--------------------------------------------------------------------------------

THE AGREEMENT CONSISTS OF THE FOLLOWING DOCUMENTS:

     (a)  This Work Authorization Form
     (b) Proposal for Environmental Permitting, dated October 18, 2002 ("Proposal")
     (c)  Revisions to October 18, 2002 Proposal, dated November 1, 2002
          (attached)
     (d)  Terms and Conditions:
          - Per the Master Environmental Services Agreement (MESA), dated February 25, 2002, between UWGP and RMT, Inc.
     (e) Change orders that may be authorized at various times throughout the Project

SCHEDULE:
Approximate Start Date:  November 4, 2002
Approximate Completion Date:  December 31, 2003

BASIS FOR PAYMENT:

Lump Sum, as further described in the Scope of Service.

                          SUMMARY OF SCOPE OF SERVICES

                                 DESCRIPTION                                    LUMP SUM
------------------------------------------------------------------------------------------
Element 1   Air Permit Application                                                $ ***
------------------------------------------------------------------------------------------
Element 2   Environmental Assessment                                                ***
------------------------------------------------------------------------------------------
Element 3   Wastewater Discharge Permit Application                                 ***
------------------------------------------------------------------------------------------
Element 4   Storm Water Permit Application                                          ***
------------------------------------------------------------------------------
Element 5   Storm Water Pollution Prevention Plan
------------------------------------------------------------------------------------------
Element 6   Spill Prevention, Control, and Countermeasures Plan                     ***
------------------------------------------------------------------------------------------
Element 7   General Assistance                                                      ***
------------------------------------------------------------------------------------------
                                                                         TOTAL    $ ***
------------------------------------------------------------------------------------------

[RMT LOGO]

                               WORK AUTHORIZATION

                            PROPOSAL NO: 90-99691.53

PROJECT MANAGERS:
RMT                                             United Wisconsin Grain Producers
Dennis Hatfield                                 Carl Benck

THIS PROPOSAL IS VALID UNTIL NOVEMBER 11, 2002.

ACCEPTANCE:

Authorization for RMT to commence work included in the Proposal constitutes acceptance of this Agreement. Acceptance can be made by signing in the place provided below, by accepting or using work product within the Scope of Services, or by written or oral authorization to RMT to commence work prior to signing. Acceptance is limited to the terms stated herein, and any additional or different terms are rejected unless expressly agreed to in writing by RMT.

APPROVED AND ACCEPTED AS OF THE DATE SHOWN BELOW:

RMT, INC                                   UNITED WISCONSIN GRAIN PRODUCERS

/s/ Katherine E. Martin                    /s/ Carl Benck
---------------------------------          -------------------------------------
Signature                                  Signature

Katherine E. Martin                        Carl Benck
---------------------------------          -------------------------------------
Printed Name                               Printed Name

Senior Client Executive                    Permit Coordinator and Director, UWGP
---------------------------------          -------------------------------------
Title                                      Title

November 1, 2002
---------------------------------          -------------------------------------
Date                                       Date

October 18, 2002


Mr. Carl Benck
Permit Coordinator
United Wisconsin Grain Producers
W772 Hwy Z
Fall River, WI  53932

Subject: Proposal for Environmental Permitting
         RMT Proposal No. 90-99691.53

Dear Carl:

Thank you and Paul Casper for meeting with Bob Vetter, Jon Seliger, and me on October 16, 2002 to discuss the subject proposal. We gained a good understanding of United Wisconsin Grain Producer's (UWGP) situation and objectives regarding permitting of a new fuel ethanol facility. This letter presents RMT, Inc.'s
(RMT) amended proposal to assist UWGP with environmental permitting requirements associated with the installation of a new ethanol facility in Columbia County, Wisconsin. We value UWGP's business. In this proposal RMT is accepting additional risk for the project environmental permitting process, and we have included in this proposal what we consider a significant accommodation for UWGP's financial benefit and for the expediting of the project.

The subject proposal includes preparation of applications for the air permit, environmental assessment (EA), process wastewater discharge permit (WPDES), operational storm water permit, and storm water pollution prevention plan (SWPPP), and preparation of a suitable spill prevention control and countermeasure (SPCC) plan. We continue to understand that the selected site is located in an unincorporated area of Columbia County, where local permitting beyond a building permit is not necessary. The subject proposal does not include a high capacity well permit, which UWGP indicated is being pursued by Sam's Well Drilling, a permit for disposal of sanitary wastewater, which UWGP indicated is being handled by a septic system vendor and Columbia County, or an environmental assessment, which UWGP indicated may not be necessary for the site.

We propose to modify the subject proposal as follows:

     1. Preparation of a construction storm water permit application is deleted. We understand that Fagen will submit this application as part of Fagen's overall site development work.

     2. Preparation of an Environmental Assessment (EA), as specified in the RMT proposal to UWGP dated March 14, 2002, (pertinent section included with this letter) is added to the proposal, except that the schedule for the work shall be adjusted as necessary to accommodate the overall UWGP project. The "Invoice Schedule Summary" in the October 3 proposal shall include the EA, with the "Invoice Amount" for the EA being $***.

[company name]
[date]
Page 2

     3.   The total price for the proposal is changed to $***.

Regarding financial arrangements, RMT proposes the following:

        1. UWGP will pay all invoices pending as of the date of this letter, in full, within thirty (30) days following the date of approval of UWGP's USDA Value Added grant or by November 30, 2002, whichever occurs first.

        2. As the tasks in this proposal (and any other tasks as agreed to in writing between UWGP and RMT) are completed, UWGP shall be invoiced for the "Invoice Amount" shown on the "Invoice Schedule Summary" in the October 3 letter. Interest on unpaid amounts shall be charged as specified in the Master Environmental Services Agreement (MESA). UWGP will promptly pay the interest charges each month, but may defer payment of the accumulating principal until no later than April 26, 2003, when all accumulated principal shall be paid in full. Thereafter, invoices will be paid monthly in accordance with the provisions of the MESA.

        3. As requested by UWGP, this proposal is "Lump Sum" for the scopes of work indicated, with incremental payments as specified in #2 above and in the MESA. The elements have been separated in the table "Invoice Schedule Summary" for convenience in invoice tracking only, and the elements are not otherwise separable, nor is any part of the total fee to be unpaid due to any decisions on the part of regulatory agencies or others, unless UWGP cancels the entire ethanol plant project , in which amounts accrued to date and to shut down the permitting effort in an orderly manner will be promptly paid and this proposal shall terminate.

We are pleased to have the opportunity to offer this additional assistance to UWGP. If you would like RMT to proceed with these services, please sign the attached Work Authorization and return it to my attention. The second copy is for your records. Please feel free to call me at 608-662-5297, or to email me at Dennis.Hatfield@rmtinc.com, if you have any questions.

Sincerely,

RMT, Inc.

/s/ Dennis L. Hatfield

Dennis L. Hatfield
Project Manager

Enclosures

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

PROPOSAL TO PROVIDE ENVIRONMENTAL PERMITTING
ASSISTANCE FOR UNITED WISCONSIN GRAIN PRODUCERS

BACKGROUND

United Wisconsin Grain Producers (UWGP) is planning to construct an ethanol facility at a site in unincorporated Columbia County, Wisconsin. UWGP has requested a proposal from RMT, Inc. (RMT), to assist with environmental permitting requirements for the facility.

The following is a summary of the elements of RMT's proposal:

-   Project Element 1     Air Permit Application

-   Project Element 2     Environmental Assessment

-   Project Element 3     Wastewater Discharge Permit (WPDES) Application

-   Project Element 4     Storm Water Permit Application

-   Project Element 5     Storm Water Pollution Prevention Plan

-   Project Element 6     Spill Prevention, Control, and Countermeasures Plan

-   Project Element 7     General Assistance

Each of these project elements is discussed in detail in the following Scope of Services section. A preliminary schedule is also discussed at the end of this proposal.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

PROJECT ELEMENT #1: AIR PERMIT APPLICATION

PROJECT OBJECTIVE

To prepare a complete NR 406, Wisconsin Administrative Code, Air Pollution Control Permit application for a proposed ethanol production facility in Wisconsin.

SCOPE OF SERVICES

RMT will perform the following tasks:

- Conduct a pre-application project kick-off conference call between UWGP and its design firm to discuss the proposed project, especially any changes which have been made from the design for the Arlington site.

- Evaluate facility design information, drawings and emissions data, provided for all processes by UWGP or UWGP's design firm. Estimate emissions of fugitive dust from facility roadways and of air pollutants exhausted from the thermal oxidizer, based on vendor's performance guarantee.

- Evaluate the regulatory implications of expected types and levels of air pollutant emissions to be generated by the proposed facility, including the following potentially applicable regulations.

          -    NR 406 Construction Permits

          -    NR 407 Operating Permits

          -    NR 424 Control of Organic Compound Emissions from Process Lines

          -    NR 440 Standards of Performance for New Stationary Sources

          -    NR 445 Control of Hazardous Air Pollutants

-    Discuss with UWGP permitting options based upon the regulatory review.

- As required by the Wisconsin Department of Natural Resources (WDNR), estimate emissions of fugitive dust from facility roadways.

- Conduct and document the necessary dispersion modeling analysis of criteria air pollutants in support of the facility's Air Pollution Control Permit application.

- Prepare appropriate State of Wisconsin Air Pollution Control Permit application forms for the proposed facility.

- Prepare a draft permit application package, subject to Quality Assurance/Quality Control, for review by UWGP.

-    Review the draft permit application with UWGP via conference call.

-    Prepare a final permit application package for submittal to the WDNR.

- Act as a regulatory liaison during the permit review process and the public comment period. Up to 2 hours have been budgeted to prepare written responses to the WDNR.

- Provide project management and oversight for completing the application in a timely manner.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

DELIVERABLES

RMT will provide UWGP with the following deliverables:

-    Three copies of the draft permit application package for review.

-    Three copies of the final permit application package.

FEE PROPOSAL

          Services for this element is to be done as part of the lump-sum cost for this group of elements. Any additional services, as authorized by UWGP, will be on a time-and-expenses basis according to the Master Environmental Services Agreement between UWGP and RMT.

BASIS OF ESTIMATED COST:

- The design of this facility is essentially identical to the Badger State Ethanol, Monroe, Wisconsin, facility, and to the facility under consideration for the Arlington site.

- The facility will be permitted as a synthetic minor source for both the Title V and PSD permitting programs.

- An Odor Control Plan, if required by the WDNR, will be prepared by the project design firm. It will not be necessary for RMT to review the Odor Control Plan as drafted by the project design firm.

- State hazardous air pollutant issues (s. NR 445 BACT or LAER), LACT for VOCs (NR 424), federal MACT standards, or PSD regulations will not be applicable to this project.

- This proposal does not include start-up assistance activities such as compliance stack testing, implementation of record keeping systems, or preparation of a malfunction prevention and abatement plan (required under s. NR 439). Separate cost estimates for these tasks can be provided when the extent of required activities is better defined within written permit conditions.

- UWGP or their representatives will provide site layout drawings. UWGP will provide all information requested in a timely manner and in the format requested.

- Thermal oxidizer emissions will be determined using the vendor's guaranteed overall control efficiency, as applied to uncontrolled emissions data provided by UWGP or UWGP's design firm. RMT will not rely on Gopher State Ethanol test data for this application.

- The air quality modeling analysis is for a single site and single design but does include up to two operating scenarios (e.g., varying emission rates and stack heights).

- This proposal does not include regulatory liaison during the permit review process and the public notice period.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

PROJECT ELEMENT 2:  ENVIRONMENTAL ASSESSMENT

OBJECTIVE

- To prepare a draft Environmental Assessment (EA) in accordance with NR 150 for completion by the Wisconsin Department of Natural Resources (WDNR) for the proposed UWGP facility.

SCOPE OF SERVICES

RMT proposes to provide the following Scope of Services:

- Obtain pertinent facility information for incorporation into the EA via discussions with UWGP personnel.

- Conduct a visit to the proposed UWGP site to observe environmental conditions at the site.

- Submit letters to the State Historical Society, Wisconsin Department of Agriculture, and the WDNR requesting their review of the potential for impacts on historic/cultural resources, threatened and endangered species, prime farmlands, archeological resources, and scenic/recreational resources. RMT's proposal assumes that these agencies will not request a detailed review of impacts due to the project.

- Prepare a draft EA to comply with the requirements of NR 150 for the UWGP facility that incorporates the following information:

          -    A project summary for the new facility

          -    Proposed physical changes to the site

          -    A description of the existing affected environment at the site

          - A discussion of the predicted environmental consequences as a result of the facility

          -    A discussion of alternatives for the proposed facility

          - An evaluation of the significance of the environmental impacts resulting from the facility

          - A summary of the agency and citizen parties in contact with UWGP regarding the proposed project

-    Submit the draft EA to UWGP for review and comment.

-    Review the draft EA with UWGP via conference call.

- Revise the EA to incorporate comments from UWGP and submit the final EA to the WDNR.

- Interact with the WDNR to modify the EA as requested in order to ensure timely issuance of the air permit for the facility. RMT assumes that up to three meetings with the WDNR will be required to incorporate their comments on the EA.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

COST ESTIMATE

Services for this element is to be done as part of the lump-sum cost for this group of elements. Any additional services, as authorized by UWGP, will be on a time-and-expenses basis according to the Master Environmental Services Agreement between UWGP and RMT.

BASIS FOR COST ESTIMATE

- RMT will be able to incorporate much of the facility description from other existing documents (e.g., the Badger State Ethanol EA, the air permit application, etc.).

- RMT will not be requested to conduct detailed assessments of the affected environment at the site (wetland characteristics, detailed plant species descriptions, threatened and endangered resources, prime farmland, and historical/archeological impacts). Rather, RMT will prepare a more generalized assessment based on readily available data. If the WDNR or other agencies request more detailed assessments, RMT will develop a separate contract (and subcontracts) to complete this work.

- The design firm(s) for the facility will provide an Odor Control Plan, if required by the WDNR.

- UWGP's selected building contractor will promptly provide major equipment descriptions, descriptions of construction activities, and other information required to complete the EA.

- This proposal does not include regulatory liaison during the DNR review process and the public notice period beyond the liaison described in the Scope of Services.

PROJECT ELEMENT 3:  WASTEWATER DISCHARGE PERMIT APPLICATION

OBJECTIVE

- To prepare a Wisconsin Pollutant Discharge Elimination System (WPDES) permit application for utility water discharges (cooling tower blowdown and reverse osmosis reject) from the new facility.

SCOPE OF SERVICES

RMT will provide the following Scope of Services:

- Work with the designated UWGP design team to confirm the sources and types of utility wastewater and the estimated quantity of utility wastewater to be generated.

- Obtain utility wastewater flow and characterization data and copies of toxicity information and MSDSs for utility water additives used at the facility.

- Prepare a draft WPDES permit applications and provide a copy of the draft applications to UWGP for review and comment.

-    Incorporate UWGP's comments and submit the WPDES applications to the WDNR.

- Coordinate with the WDNR regarding review and issuance of the permit, and prepare responses to the WDNR's questions regarding the WPDES applications. RMT assumes that up to 10 hours

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

     of RMT technical staff time will be required to interact with the WDNR subsequent to permit application submittal.

COST ESTIMATE

Services for this element is to be done as part of the lump-sum cost for this group of elements. Any additional services, as authorized by UWGP, will be on a time-and-expenses basis according to the Master Environmental Services Agreement between UWGP and RMT.

BASIS FOR COST ESTIMATE

- Domestic sanitary wastewater will not be included in the WPDES permit application.

- Water softener regeneration waste and boiler blow down will be discharged to the septic system, or otherwise managed, and are not included with this element.

-    No process water will be discharged as liquid from the facility.

- This proposal does not include regulatory liaison during the permit review process and the public notice period.

- UWGP will provide RMT with the wastewater discharge information, including toxicity information and MSDSs, as necessary to complete the WPDES permit applications.

PROJECT ELEMENT 4 AND 5:  STORM WATER PERMIT AND STORM WATER POLLUTION
                                 PREVENTION PLAN

OBJECTIVE

- To prepare an Industrial Storm Water Discharge Permit application and a Storm Water Pollution Prevention Plan (SWPPP) that fulfills the requirements specified in Chapter NR 216, Wisconsin Administrative Code.

SCOPE OF SERVICES

RMT proposes to provide the following Scope of Services:

- Work with the designated UWGP design team to review planned storm water management scenarios for the purpose of minimizing the contamination of storm water by industrial activities.

-    Prepare a SWPPP that includes the following:

          - Identification of the SWPPP coordinator and explanation of their duties and responsibilities.

          -    Description of the site and the facility's operation.

          -    Facility storm water drainage map.

          - Identification of potential areas or activities that may result in storm water contamination.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

          - Identification of Best Management Practices (BMP), including proposed practices and recommendations for additional practices.

          - Description of the storm water monitoring requirements for the site.

- Complete the forms required for the application of a Storm Water Discharge Permit.

- Submit a draft SWPPP and draft Storm Water Discharge Permit application to UWGP for review and comment.

- Incorporate UWGP's comments into the documents and submit the final documents to the WDNR.

-    Prepare a SWPPP summary form and submit to the WDNR.

COST ESTIMATE

Services for this element is to be done as part of the lump-sum cost for this group of elements. Any additional services, as authorized by UWGP, will be on a time-and-expenses basis according to the Master Environmental Services Agreement between UWGP and RMT.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

BASIS FOR COST ESTIMATE

- The Construction Storm water Permit application is included as Project Element 3 of this proposal.

-    The UWGP site will be subject to Tier II storm water permit requirements.

- This proposal does not include regulatory liaison during the permit review process and the public notice period.

- This proposal does not include training UWGP staff on the implementation of the SWPPP. If requested by UWGP, RMT can provide a separate Scope of Services and cost for this training.

-    UWGP will provide the following information:

          - Pollution prevention team contacts, telephone numbers, and other site-specific information.

          - An electronic copy (i.e., AutoCad) of the facility site map showing major site features.

          - Copies of material safety data sheets (MSDS) for materials stored or managed at the site (to the extent that such materials may come in contact with storm water), including any SARA 313 chemicals, as well as an indication of the relative amounts of each material that is typically stored.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

PROJECT ELEMENT 6:  SPILL PREVENTION, CONTROL, AND COUNTERMEASURES PLAN

OBJECTIVE

- To prepare a Spill Prevention, Control, and Countermeasures (SPCC) plan for the UWGP facility and operations, in accordance with the oil pollution prevention regulations, 40CFR part 112.

SCOPE OF SERVICES

RMT will provide the following Scope of Services:

-    Obtain the following information from UWGP:

          - Identification of potential spill events (e.g., tank loading/unloading, storage areas, etc.) and relative release volume and spill rates

          - Identification of facility spill response capabilities and training requirements

          - Description of containment and diversionary structures (e.g., double-walled tanks, collection plan, dikes, etc.)

          - Description of bulk ethanol and petroleum storage areas, tanks, containers, and petroleum transfer operations

-    Prepare a working copy of SPCC plan for UWGP's review.

- Incorporate UWGP's comments into a final SPCC plan. The plan will be certified by a registered professional engineer as required by 40 CFR 112.3(d).

COST ESTIMATE

Services for this element is to be done as part of the lump-sum cost for this group of elements. Any additional services, as authorized by UWGP, will be on a time-and-expenses basis according to the Master Environmental Services Agreement between UWGP and RMT.

BASIS FOR COST ESTIMATE

- UWGP will provide RMT with an electronic site layout drawing of the new facility.

- The oil pollution prevention regulations require, as part of preparing an SPCC plan, that an initial screening be completed to determine whether the facility is required to prepare a Facility Response Plan (FRP). If determined to be applicable to the ethanol facility to be constructed, this scope of services does not include the preparation of a FRP. If requested by UWGP, RMT can provide a separate Scope of Services and cost for preparation of an FRP.

-

- In fulfillment of 40 CFR 112.7(a), the SPCC plan requires management approval and commitment of resources necessary to implement the plan; therefore, a responsible official representing UWGP will need to sign the final plan.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

PROJECT ELEMENT #7. GENERAL ASSISTANCE

OBJECTIVE

- To provide general assistance regarding the project, for subject areas outside the scope of services of the other elements of this proposal.

SCOPE OF SERVICES

For this project element, RMT will complete the following:

- Respond to questions, provide information, attend meetings, and perform other activities in support of the UWGP project, as requested by the authorized representative(s) of UWGP.

- Evaluate whether any General Assistance item is of such a nature or extent as to merit conversion into a separate services element, in accordance with the Work Authorization procedures of the Master Environmental Services Agreement.

COST ESTIMATE

Services for this element is to be done as part of the lump-sum cost for this group of elements. Any additional services, as authorized by UWGP, will be on a time-and-expenses basis according to the Master Environmental Services Agreement between UWGP and RMT.

BASIS FOR COST ESTIMATE

- This element includes a total of up to 16 hours of RMT professional time. Any general assistance beyond this amount of time will be separately authorized by UWGP in accordance with the Work Authorization procedures of the Master Environmental Services Agreement.

- This general assistance may include regulatory liaison for the various permit applications.

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

TERMS OF CONTRACT

RMT proposes to perform the services under the terms of the enclosed Work Authorization. The cost basis is "Lump Sum", with the Scopes of Services and the Bases for Cost Estimates as specified above. Any services beyond or in addition to those specified in this proposal, as authorized by UWGP, will be on a time-and-expenses basis according to the Master Environmental Services Agreement between UWGP and RMT. Regarding payment, RMT will invoice UWGP for the amounts shown below for the month in which the services specified in the Scope of Services for the particular task is completed, and UWGP will pay in accordance with the provisions of the Master Environmental Services Agreement. RMT has made pricing accommodation based on the package of tasks in this proposal, and so the tasks and amounts listed below are not separable or individually changeable except for any authorized services beyond the scope of or in addition to the specified Scope of Service for each task.

To accept this proposal, please sign and return one copy of the Work Authorization.

PROJECTED SCHEDULE AND INVOICE AMOUNT

The following is an anticipated schedule and invoice amount for the elements in this proposal. All schedules are following the approval by UWGP of this proposal. All schedules are based on: timely submittal to RMT of the documents and information described in each element; timely review and comment by UWGP and its contractors of those items requiring such review and comment; timely review and comment by government agencies, as needed; schedules for major construction tasks as provided by UWGP and its contractors.

                                              PROJECTED    INVOICE
     ELEMENT                                  SCHEDULE     AMOUNT    NOTES
     ------------------------------------------------------------------------------------------------------------------------------
     Air Permit Application                   4 weeks      $ ***     WDNR may take up to 180 days to process the application
                                                                     following submittal of a complete application.
     ------------------------------------------------------------------------------------------------------------------------------
     Environmental Assessment                              $ ***     Schedule depends on WDNR processing of the air permit
                                                                     application.
     ------------------------------------------------------------------------------------------------------------------------------
     WPDES Application                        4 weeks      $ ***     WPDES application must be submitted no later than 180 days prior to wastewater discharge.
     ------------------------------------------------------------------------------------------------------------------------------
     Storm Water Permit Application and                    $ ***     Storm water permit application must be submitted no
     Storm Water PPP                                                 later than 180 days prior to storm water discharge.
                                                                     SWPPP must be completed prior to initiation of construction.
     ------------------------------------------------------------------------------------------------------------------------------
     SPCC Plan                                             $ ***     SPCC plan must be in place prior to facility start up or
                                                                     regulated quantities of oils coming on site, whichever occurs first.
     ------------------------------------------------------------------------------------------------------------------------------
     General Assistance                       Ongoing      $ ***     Includes regulatory liaison to the limit of the specified time commitment.
     ------------------------------------------------------------------------------------------------------------------------------
     Total                                                 $ ***
     ------------------------------------------------------------------------------------------------------------------------------

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

HEALTH & SAFETY CONSIDERATIONS

RMT subscribes to the Occupational Safety and Health Administration (OSHA)- and the United States Environmental Protection Agency (USEPA)-mandated Health and Safety standards. Because of the wide range of potential exposures for our employees, RMT must make conservative judgments as to potential health risks. The services outlined in this proposal are offered on the basis of providing Level D health and safety protection (coveralls, safety shoes, hard hats, and eye protection only). If additional protection is required for RMT employees to perform these services, then RMT will advise UWGP of the needed protection and any associated increase in compensation before proceeding with the services.

PROJECT TEAM

We offer Dennis Hatfield as the project manager for the proposed Scope of Services. Key members of the project team will include David Fox, air modeling, Jim Gondek, engineer, Todd Martin, CADD, and David Whitford, air permitting. James Wink will provide Quality Assurance/Quality Control (QA/QC).

December 13, 2001

PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

October 31, 2002


Mr. Carl Benck
Permit Coordinator
United Wisconsin Grain Producers
W772 Hwy Z
Fall River, WI  53932

Subject: Proposal for Environmental Permitting
         RMT Proposal No. 90-99691.53

Dear Carl:

The original subject proposal is dated October 2, 2002. It was revised on October 18, 2002. On October 30 UWGP phoned to request that the proposal be modified to include all regulatory liaison through the issuance of the final permits included in the proposal, not just through submittal of the permit applications, but at no additional cost.

We value UWGP's business and have carefully considered their request. Neither RMT nor any other consultant, or applicant, can predict with certainty the ultimate outcome of a regulatory permit proceeding. However, RMT is willing to commit to preparation of the applicable applications, and to conduct regulatory liaison necessary to reach the point of agency issuance of proposed permits, at no additional cost, as long as facility design, etc. changes are not made that would necessitate substantial rework. From the point of issuance of the proposed permits on, the proceedings, which may include public hearings, are managed by the applicable agency, beyond the control of either consultants or applicants. It is typical that the final permits are very similar to, and often identical to, the proposed permits, but the regulatory proceedings to get to the point of final permit issuance can be onerous. RMT would not be giving good advice to UWGP if we suggested that the course of the proceedings following agency issuance of proposed permits could be forecast in detail in advance.

Based on these considerations, we propose to modify the October 18 revised proposal as follows:

   1. For project element #1, Air Permit Application, in the "Basis of Estimated Cost", the item "Regulatory liaison during the permit review process and the public notice period is not included" is replaced with "Regulatory liaison during the permit review process is included through the publication of a Preliminary Determination by the WDNR, so long as the regulatory liaison is based on the data and information provided to RMT by UWGP and used in the submitted application for air permit. If permit application revision or additional regulatory liaison is required due to changes in design, equipment, materials, schedule, location, or operations during the preparation of or after the submittal of the air permit application, any resulting additional work will be performed pursuant to the provisions of the Master Environmental Services Agreement between UWGP and RMT."

   2. For project element #3, Wastewater Discharge Permit Application, in the "Basis for Cost Estimate", the item "Regulatory liaison during the permit review process and the public

December 13, 2001

                                                                               1
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PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

       notice period is not included" is replaced with "Regulatory liaison during the permit review process is included through the publication of a proposed permit by the WDNR, so long as the regulatory liaison is based on the data and information provided to RMT by UWGP and used in the submitted application for wastewater discharge permit. If permit application revision or additional regulatory liaison is required due to changes in design, equipment, materials, schedule, location, or operations during the preparation of or after the submittal of the wastewater discharge permit application, any resulting additional work will be performed pursuant to the provisions of the Master Environmental Services Agreement between UWGP and RMT."

   3. For project elements #4 and #5, Storm Water Permit Application and Storm Water Pollution Prevention Plan, in the "Basis for Cost Estimate", the item "Regulatory liaison during the permit review process and the public notice period is not included" is replaced with "Regulatory liaison during the permit review process is included through the publication of a proposed permit by the WDNR, so long as the regulatory liaison is based on the data and information provided to RMT by UWGP and used in the submitted application for storm water discharge permit and for preparation of the storm water pollution prevention plan. If permit application or plan revision or additional regulatory liaison is required due to changes in design, equipment, materials, schedule, location, or operations during the preparation of or after the submittal of the storm water permit application or the stormwater pollution preventiopn plan, any resulting additional work will be performed pursuant to the provisions of the Master Environmental Services Agreement between UWGP and RMT."

   4. For project elements #4 and #5, Storm Water Permit Application and Storm Water Pollution Prevention Plan, in the "Basis for Cost Estimate", the item "The construction storm water permit application is included as project element 3 of this proposal" is deleted.

In planning budgets, please note that the lump-sum cost of this proposal does not include any fees or application costs imposed by government agencies. Any such costs may not be fully defined until applications are submitted and/or processed by the applicable agency. Any such costs will be the responsibility of the applicant.

We are pleased to have the opportunity to offer these services to UWGP, and look forward to helping UWGP complete this exciting project. If you would like RMT to proceed with these services, please sign the attached Work Authorization and return it to my attention. The second copy is for your records. Please feel free to call me at 608-662-5297, or to email me at Dennis.Hatfield@rmtinc.com, if you have any questions.

Sincerely,

RMT, Inc.

December 13, 2001

                                                                               2
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PROPOSAL    UNITED WISCONSIN GRAIN PRODUCERS                          [RMT LOGO]

/s/ Dennis L. Hatfield

Dennis L. Hatfield
Project Manager

Enclosure

December 13, 2001

                                                                               3
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[RMT LOGO]

                          MASTER ENVIRONMENTAL SERVICES

                                    AGREEMENT

This Master Environmental Services Agreement ("Agreement") is entered into by and between RMT, a State of Wisconsin Corporation of the United States of America ("U.S.") with offices located in , and ("Client"), a organized under the laws of the state of of the U.S., with the principal offices located in (RMT and Client may also be referred to as "Party" or "Parties").

This Agreement is intended to provide mutual benefits to Client and RMT. It establishes a relationship and procedure whereby Client can request and obtain services from RMT with minimal administrative delay.

Client recognizes that RMT has subsidiary and affiliate companies in various U.S. states and other countries. If Services are performed by an RMT affiliate or subsidiary, they will be performed under the terms of this agreement by RMT through the RMT affiliate in a contractor/subcontractor relationship. Invoicing may be by the RMT subsidiary or affiliate.

1.   SERVICES

     1.1 Upon written authorization using the procedure set forth in Provision 4, RMT will provide environmental consulting, engineering, and analytical Services, identified on Exhibit 1.1 to this Agreement ("Services"). Exhibit 1.1 may be revised at any time by RMT to add, delete, or modify the Services it offers under this Agreement, provided that any such changes will not affect any Project then in progress.

     1.2 A Project for which Services are authorized to be performed is referred to as the "Project."

2.   RMT RESPONSIBILITIES

     2.1  STANDARD OF CARE
          2.1.1 RMT will perform the Services in a manner consistent with the level of care and skill ordinarily exercised by members of the profession in the U.S. currently practicing in the same locality under similar conditions, except as may otherwise be specifically agreed in the Work Authorization for a particular project.

          2.1.2 RMT MAKES NO OTHER REPRESENTATION, EXPRESS OR IMPLIED, AND NO WARRANTY IS INCLUDED OR INTENDED IN ANY REPORT, OPINION, OR DOCUMENT REGARDING THE RESULTS TO BE ACHIEVED UPON COMPLETION OF ANY PORTION OF THE SERVICES UNDER THIS AGREEMENT.

     2.2  COOPERATION WITH CLIENT
          RMT shall advise Client of the status of the Project, and will make reasonable efforts to coordinate its activities with Client and to accommodate other activities of Client at the Project site. RMT shall designate an authorized representative to be available for consultation, assistance, and coordination of activities.

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     2.3  SAFETY
          RMT is responsible for the safety on site of its own employees. This provision shall not be construed to relieve Client or any of its officers, directors, employees, agents, vendors, or contractors from their responsibility for maintaining a safe worksite. Neither the professional Services of RMT, nor the presence of RMT's employees or subcontractors shall be construed to imply RMT has any responsibility for any activities on site performed by personnel other than RMT's employees or subcontractors.

     2.4  RESPONSIBILITY FOR UNCOMPLETED SERVICES
          If any of the Services are eliminated, or if RMT is not retained to perform subsequent phases, RMT's responsibility shall extend only to the Services it completes.

     2.5  RELIANCE ON INFORMATION
          In performing these Services, RMT may review and interpret documents and other information provided to it by others, including but not limited to Client, Client's contractors, government authorities, laboratories, and other entities. RMT may rely upon this information without an independent evaluation of its accuracy or completeness, and shall not be responsible for any errors or omissions contained in such information.

3.   CLIENT RESPONSIBILITIES

     3.1  INFORMATION
          Client shall provide all pertinent, available information regarding its requirements, objectives, and criteria for the Project, including, but not limited to, surveys, studies, available descriptive information regarding historical use and existing environmental conditions, investigations, compliance and enforcement actions, records concerning the subject matter of the Project, and communications with governmental regulatory agencies relating to the Project.

     3.2  COOPERATION WITH RMT
          Client will cooperate with RMT, so that the Project can be completed in a timely, efficient, and cost-effective manner. Client shall designate an authorized representative familiar with the Project who shall be available to RMT and who shall have the authority to make all decisions necessary for RMT to perform its Services. Client shall also identify others who may have information pertinent to the Project, and who may be contacted or consulted by RMT. Client will provide RMT access to the Project site, except that Client may impose reasonable rules and restrictions to prevent avoidable interference with other activities on the Project site and to promote safety and security.

     3.3  UTILITIES
          Unless otherwise required by law or set forth in this Agreement, Client shall be responsible for accurately locating, horizontally and vertically, and prominently marking any buried or concealed pipes, tanks, cables, utilities, or other manmade obstructions that may affect or may be affected by RMT's Services. RMT may rely on such locations and markings in planning and performing intrusive Services, such as drilling or excavating.

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4.   CONTRACTING PROCEDURE

     4.1  METHOD OF AUTHORIZATION FOR SERVICES
          RMT will submit proposed work authorizations for particular Projects or tasks upon request by Client using the form set forth in Exhibit
          4.1 ("Work Authorization"). In each such proposed Work Authorization, RMT shall set forth a scope of services (herein "Scope of Services" or "Services"), an estimated time frame (the "Schedule") needed to complete the Services, and a budget (the "Budget") for the Project. The Budget shown on any such proposed Work Authorization submitted to Client shall remain valid for ninety (90) days, unless otherwise stated. Upon acceptance of any proposed Work Authorization by Client, the agreed upon Scope of Services, Schedule, and Budget set forth in a Work Authorization will become an addendum to this Agreement. The terms and conditions of this Agreement shall apply to each such Work Authorization.

     4.2  ESTIMATES
          Unless the Agreement provides otherwise, the estimated costs required to complete the Services to be performed are made by RMT on the basis of its experience, qualifications, and professional judgment, but are not guaranteed. If the costs appear likely to exceed the estimate, RMT will notify Client before proceeding. If Client does not object to additional costs within at least five (5) days of notification, the increased costs are approved.

     4.3  CHANGE ORDERS
          Once a Work Authorization is agreed to by RMT and Client, the Scope of Services, Schedule, and Budget shall not be altered without mutual agreement in writing. It is understood that for some Projects, it is not possible to fully define the Scope of Services at the commencement of the Project. As the Project progresses, the facts and circumstances uncovered may necessitate changes that may alter the Scope of Services, Schedule, and Budget. RMT will inform Client as soon as practical of such situations so that the negotiation of any applicable change orders can be accomplished as required. If Client requests and RMT agrees to perform Services beyond the items specified in the Scope of Services, a separate Change Order to the Work Authorization will be signed by the Parties prior to commencement of such additional Services. Client may orally authorize changes in the Services, providing such changes are confirmed in writing.

     4.4  EMERGENCY ACTION
          Where immediate action is required to mitigate potential damages or reduce future costs, and where RMT has made a diligent effort to contact Client to discuss the required action, RMT is authorized to take necessary and reasonable steps and to incur necessary and reasonable costs in connection with such emergency.

     4.5  SUBSIDIARY AGREEMENTS
          Any subsidiary or affiliate of Client may issue a Work Authorization governed by this Agreement by following the procedure outlined herein; and in each such case, the term Client as used herein shall apply to such subsidiary or affiliate, as if Client had executed this Agreement.

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5.   TERM OF AGREEMENT

     5.1 This Agreement shall commence upon execution and shall run until December 31, whereupon it will automatically be renewed for successive periods of one (1) year, unless either Party gives thirty
          (30) days prior written notice to the other Party of its intent to terminate this Agreement.

6.   TIME FOR PERFORMANCE

     6.1  GENERALLY
          RMT's Services shall be performed according to the Schedule specified in each Work Authorization.

     6.2  EFFECT OF DELAY
          If the Services to be performed by RMT are interrupted, disrupted, suspended, or delayed for any reason beyond the reasonable control of RMT, the Schedule of work and the date for completion shall be adjusted accordingly and RMT shall be compensated for all reasonable increased costs resulting from such interruption, disruption, suspension, or delay.

7.   COMPENSATION

     7.1  METHOD FOR COMPENSATION
          As consideration for the performance of Services described in each approved Work Authorization and Change Order, Client shall compensate RMT as stipulated in each Work Authorization and Change Order. For Services performed outside the U.S., the applicable Work Authorization shall address currencies, currency exchange, and special charges, if any, of the place of the Services, and unless otherwise agreed in writing in advance, all compensation and billing shall be in U.S. Dollars.

     7.2  DISPUTE SUPPORT SERVICES
          Client will pay RMT in accordance with RMT's then current Schedule of Charges for dispute support services rendered by any RMT employee who appears, testifies, or performs any services in connection with any court, administrative, arbitral, or other legal proceeding arising out of work related to this Agreement. This includes work and expenses incurred responding to subpoenas and other discovery procedures related to RMT's Services whether initiated by Client, its adversary, or third parties. This does not apply to proceedings against RMT alleging negligence, breach of professional standards, or breach of contract by RMT, unless RMT is otherwise entitled to reimbursement under this Agreement.

     7.3  TAXES
          All charges are net of any applicable taxes (except income and payroll taxes levied for Services performed by RMT in the U.S. or other countries). Any additional costs under a Work Authorization due to such applicable taxes including all fees, duties, and levies of any kind, and sales, use, royalty withholding, import, export, consumption, or value added taxes levied by any Country against RMT or the Services shall be reimbursed by Client, whether or not they are assessed according to revenues or some other measure.

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8.   PAYMENT

     8.1  TIME OF PAYMENT
          Client agrees that time is of the essence as to payment of RMT's invoices, and that timely payment is a material consideration for this Agreement.

     8.2  INVOICING
          RMT shall submit monthly invoices to Client for the Services performed and the charges incurred in the preceding period, by task(s), as authorized in the respective Work Authorization and Change Order(s). Invoices shall be due and payable within thirty (30) calendar days for Services provided in the U.S., and forty-five (45) calendar days for Services provided outside the U.S., in each case measured from the invoice date.

          RMT invoices shall reference the Work Authorization and Change Order(s) authorized amount. Each invoice shall include a brief description of work performed together with a summary of actual hours worked by RMT employees, engaged directly on the Project, by classification and rate. Third party Services, such as subcontracts and other direct costs and expenses, shall be itemized separately. RMT shall keep accurate records showing all charges and expenses incurred by RMT for the Services performed for Client. RMT, upon request, shall furnish copies of time sheets and expense reports with receipts, invoices, and other documentation necessary to substantiate each invoice to Client's reasonable satisfaction.

     8.3  DISPUTED INVOICES
          If Client objects to all or any portion of the invoice, Client shall so notify RMT in writing within ten (10) calendar days of the invoice date, identify the cause of the disagreement, and pay when due that portion of the invoice that is not in dispute. In the event that RMT and Client cannot resolve the dispute regarding the invoiced amount within thirty (30) days after receipt by RMT of the notice of disagreement by Client, the dispute shall be subject to the Dispute Resolution provision of this Agreement.

     8.4  PAYMENT.
          All payments shall be in U.S. Dollars. Checks or drafts shall be drawn against a U.S. Bank acceptable to RMT.

     8.5  INTEREST
          Client shall pay an additional charge of one (1) percent per month, or the maximum percentage allowed by law, whichever is lower, of the overdue amount for any payment received by RMT more than thirty (30) calendar days from the date of the invoice, except any portion of the invoiced amount in dispute and resolved in favor of Client.

     8.6  SUSPENSION/TERMINATION OF SERVICES FOR NON-PAYMENT
          If any amount is not paid within thirty (30) calendar days after the date of the invoice, RMT shall have the right, after giving seven (7) days written notice, to suspend all Services on the Project until all accounts (including charges and accrued interest) have been paid. If any overdue amount is not paid within forty-five (45) calendar days after the date of the invoice, RMT shall have the right to terminate this Agreement. Any attorney fees, court costs,

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          collection fees or other costs incurred in collecting any delinquent amounts shall be paid by Client.

9.   PERMITS AND OTHER APPROVALS

     9.1  RESPONSIBILITY
          RMT shall be responsible for obtaining and maintaining all permits, and other approvals, required to be in RMT's name.

10.  CONFIDENTIALITY

     10.1 NONDISCLOSURE
          10.1.1 For the purpose of this provision, confidential information shall be proprietary business information or trade secrets designated in writing to be confidential.

          10.1.2 RMT and Client shall maintain as confidential any confidential information provided by the other Party, as defined in 10.1.1. This provision shall not apply to information that (1) is already known to the recipient as shown by written records in its possession at the time such information is received; (2) is already part of the public domain at the time of disclosure, or subsequently becomes part of the public domain through no fault of the recipient; (3) becomes available to the recipient from a third party who is not under obligation to the recipient with respect thereto; or (4) is independently developed by an employee or consultant of the recipient who had no knowledge of or access to the information.

          10.1.3 Each Party may disclose confidential information if the confidential information (1) is required to be disclosed by law, subpoena, order of a court or governmental regulatory agency, or other legal process provided that the disclosing Party gives the other Party reasonable notice and opportunity to challenge the requirement to disclose; (2) is disclosed to a Party's contractor, subcontractor, consultant, agent, or employee who has signed a nondisclosure agreement; (3) is disclosed to a third party who has signed a nondisclosure agreement, but only if both RMT and Client agree to such disclosure; (4) is disclosed to avoid a risk of imminent harm to persons, property, or the environment; or (5) is disclosed to protect either Party from criminal or civil liability under applicable law.

     10.2 USE OF PROJECT INFORMATION
          Client agrees that RMT may use Client's name and a general description of the Project as a reference for other prospective clients.

11.  OWNERSHIP OF DOCUMENTS AND MATERIALS

     11.1 DOCUMENTS
          11.1.1 Original survey data, field notes, maps, computations, studies, reports, drawings, specifications, and other documents generated by RMT are instruments of Service and shall remain the property of RMT. RMT shall provide a copy of those deliverables specified in the Services.

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          11.1.2  Any documents generated by RMT are for the exclusive use of
                  Client and any use by third parties or use beyond the intended purpose of the document, shall be at the sole risk of Client, unless otherwise agreed upon by RMT in writing. To the fullest extent permitted by law, Client shall indemnify, defend, and hold harmless RMT, its subcontractors, consultants, officers, directors, employees, and agents for any loss or damage arising out of the unauthorized use of such documents.

     11.2 SAMPLES AND OTHER MATERIALS
          11.2.1 All materials at or removed from the Project site, including, but not limited to, samples, soil, drill cuttings, excavation spoils, and solid, liquid, or hazardous wastes, shall remain the property of Client at all times. Client recognizes and agrees that RMT is acting as a bailee and at no time assumes title to said materials or samples.

          11.2.2 Client shall indemnify and hold harmless RMT and its subcontractors, consultants, agents, officers, directors, and employees from and against any and all liability which arises out of the treatment, storage, transport, or disposal of hazardous materials.

          11.2.3 Client shall prepay all shipping, handling, export/import, insurance and other costs and shall bear the risk of loss for all samples and other materials shipped internationally to or from the U.S. in the course of the Services hereunder.

     11.3 INVESTIGATIVE, REMEDIAL, AND TREATMENT TECHNOLOGIES
          Any investigative, remedial, treatment, or other environmental or pollution control process, technology, or method used by RMT in performing the Services, or that arise out of, or are developed or improved during the course of, the Services, shall remain the property of RMT. RMT retains the exclusive right worldwide to patent or copyright any technology-related concept or document arising out of the Services that may be patentable or copyrightable.

     11.4 UNLESS OTHERWISE AGREED IN ADVANCE, CLIENT SHALL BE RESPONSIBLE FOR MAKING ALL IMPORT/EXPORT ARRANGEMENTS, OBTAINING ALL APPLICABLE LICENSES, AND CLEARING ITEMS THROUGH CUSTOMS. CLIENT SHALL PAY ALL APPLICABLE COSTS INCLUDING APPLICABLE CUSTOMS OR OTHER FEES OR DUTIES.

12.  ALLOCATION OF RISK

     RMT and Client acknowledge that, prior to the start of this Agreement, RMT has not generated, handled, stored, treated, transported, disposed of, or in any way whatsoever taken responsibility for any toxic or hazardous substance or other material found, identified, or as yet unknown at the Project premises. RMT and Client further acknowledge and understand that the evaluation, management, and other actions involving toxic or hazardous substances that may be undertaken as part of the Services to be performed by RMT, including subsurface excavation or sampling, entails uncertainty and risk of injury or damage. RMT and Client further acknowledge and understand that RMT has not been retained to serve as an insurer of the safety of the Project to the Client, third parties, or the public.

     Client acknowledges that the discovery of certain conditions and/or taking of preventative measures relative to these conditions may result in a reduction of the property's value. Accordingly, Client waives any claim against RMT and agrees to indemnify, defend, and hold harmless RMT and its subcontractors, consultants, agents, officers, directors and employees from any claim or liability for injury or loss allegedly arising from the discovery of actual or suspected hazardous materials or conditions and/or the taking of preventative measures.

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     Client releases RMT from any claim for damages resulting from or arising out of any pre-existing environmental conditions at the site where the work is being performed which was not directly or indirectly caused by and did not result from, in whole or in part, any act or omission of RMT or subcontractor, their representatives, agents, employees and invitees.

     If, while performing the Services set forth in any Scope of Services, pollutants are discovered that pose unanticipated or extraordinary risks, it is hereby agreed that the Scope of Services, schedule and costs will be reconsidered and that this Agreement shall immediately become subject to renegotiation or termination. Client further agrees that such discovery of unanticipated hazardous risks may require RMT to take immediate measures to protect health and safety or report such discovery as may be required by law or regulation. RMT shall promptly notify Client upon discovery of such risks. Client, however, hereby authorizes RMT to take all measures RMT believes necessary to protect RMT and Client personnel and the public. Furthermore, Client agrees to compensate RMT for any additional costs associated with such measures.

     RMT and Client agree that the apportionment of the risk of loss and other limitations set forth in the Allocation of Risk provisions of this Agreement are essential terms of this Agreement and a condition of RMT's willingness to perform the Services.

13.  INSURANCE

     13.1 RMT will maintain insurance coverages in the following amounts, to the extent that they are commercially available at reasonable cost:

                INSURANCE                                            LIMITS
          1.    Worker's Compensation/Coverage A                     Statutory
                Employer's Liability/Coverage B                      $500,000 each accident

          2.    Commercial General Liability                         $1,000,000 each occurrence
                (including Contractual Liability, Bodily Injury      $2,000,000 in aggregate
                and Property Damage Combined, and Personal Injury)

          3.    Comprehensive Automobile Liability                   $1,000,000 combined single
                (Bodily Injury and Property Damage Limit Combined)

          4.    Contractors Operations and                           $1,000,000 each claim
                Professional Services Environmental Insurance        $1,000,000 in aggregate
                (COPS)

     14.  INDEMNIFICATION

          14.1.1 RMT agrees to indemnify, defend, and hold harmless Client and its agents, officers, directors, and employees from and against those claims, suits, damages, or losses incurred by Client, to the extent that such damages or losses are directly caused by the negligent acts or willful misconduct of RMT or its agents, officers, directors, or employees. This Agreement to indemnify, defend, and hold harmless shall not extend to any suits, claims, damages, or losses caused by the acts, omissions, or conduct of Client or any other person.

          14.1.2 Client agrees to indemnify, defend, and hold harmless RMT and its subcontractors, consultants, agents, officers, directors, and employees from and against all claims, suits, damages, and losses, including, but not limited to, those claims, suits, damages, or losses arising out of, relating to, or based upon the following: (1) the acts, omissions, or other conduct of Client and other parties in contract to Client or under Client's control (2) the actual or threatened dispersal, discharge, escape, release, or saturation of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids, gases, or any other materials, irritants, contaminants, or pollutants in or into the atmosphere or on, onto, upon, in, or into the surface or subsurface of soil, water or water course, objects, or any tangible or intangible matter, abated or not; or (3) RMT's status as a generator, storer, treater, arranger, transporter, operator, or disposal facility as defined in any federal, state, or local statute, regulation, or rule governing treatment, storage, transport, and/or disposal of hazardous materials; except to the extent that such damage or loss is directly caused by the negligent acts or willful misconduct of RMT or its agents, officers, directors, or employees.

15.  LIMITATION OF LIABILITY

          15.1.1 To the fullest extent permitted by applicable law, RMT's total liability under any Work Authorization shall not exceed the greater of

                  1. RMT's charges for the Services under the Work
                     Authorization; or

                  2. Fifty thousand U.S. Dollars ($50,000).

          15.1.2 Neither Party to this Agreement shall be liable to the other Party for any special, indirect, consequential, or punitive damages.

16.  TERMINATION

     16.1 TERMINATION
          This Agreement may be terminated by either Party upon ten (10) days written notice for (1) failure of the other Party to substantially perform its responsibilities under this Agreement, (2) substantial violation of any provision of this Agreement, or (3) discovery of conditions that differ materially from those ordinarily found to exist in, or generally recognized as inherent in, the work contemplated to be performed under this Agreement. In the event of termination, RMT shall be paid on a time and expenses basis at RMT's standard rates for Services performed prior to the termination notice date plus reasonable termination expenses, including the cost of completing analyses, records, and reports necessary to document job status at the time of termination, and the cost of bringing any site work to a safe and stable condition. RMT shall also be reimbursed for reasonable costs associated with untimely demobilization and reassignment of personnel and equipment.

17.  DISPUTE RESOLUTION

     17.1 MEDIATION
          Except where provisional or temporary remedies are sought, no action may be commenced covering any claim arising out of or connected with this Agreement or the Services unless it has first been submitted to non-binding mediation at the written request of either Party. Such request shall include the grounds of the dispute and the nature of the relief sought. The mediation shall be conducted under American Arbitration Association Mediation Rules

          Where provisional or temporary remedies are sought, the parties shall engage in mediation before a mediator within ninety (90) days after institution of such suit. The prevailing party in any mediation or court action shall be entitled to recover its dispute resolution expenses, including, but not limited to, reasonable attorney's fees, costs, expenses, and damages incurred in connection with any dispute arising out of this Agreement. RMT shall have the right to suspend all or a portion of the Services during the pendency of any dispute regarding compensation for Services.

     17.2 LIMITATION ON ACTION
          No claim may be asserted by either party against the other party unless an action on the claim is commenced within two (2) years after the date of RMT's final invoice to Client.

18.  MISCELLANEOUS

     18.1 THIRD PARTIES
          18.1.1 This Agreement shall be binding on RMT and Client, and their successors, trustees, legal representatives, and assigns. Neither Party shall assign or transfer any rights, responsibilities, or interest in this Agreement without the written consent of the other Party and any attempt to do so without such consent shall be void.

          18.1.2 Nothing in this section shall prevent RMT from employing any subcontractor or consultant to assist in the performance of Services under this Agreement.

          18.1.3 All duties, responsibilities, rights, and interests created by this Agreement are for the sole and exclusive benefit of RMT and Client, and not for the benefit of any third party.

     18.2 AUTHORIZED REPRESENTATIVES, NOTICES

          18.2.1 The Parties hereby designate the following named individuals as their respective Authorized Representatives:

UNITED WISCONSIN GRAIN PRODUCERS       RMT, INC.

Mr. Carl Benck                         Mr. Dennis Hatfield
------------------------------------   --------------------------------------
Name                                   Name


Vice President                         Senior Client Service Manager
------------------------------------   --------------------------------------
Title                                  Title


------------------------------------   --------------------------------------
Office Location                        Office Location

ADDRESS:

W772 Hwy Z                             744 Heartland Trail

Fall River, WI 53932                   Madison WI 53717



------------------------------------   --------------------------------------


920-484-3127                           608-662-5297
------------------------------------   --------------------------------------
Telephone                              Telephone


920-948-3406                           608-831-3334
------------------------------------   --------------------------------------
Fax                                    Fax

          18.2.2 Each Party may designate, in writing, additional Authorized Representatives for the purpose of expediting the approval of Work Authorizations.

          18.2.3 Any written notice required or authorized to be given may be personally delivered, or sent by courier service, or facsimile to the authorized representative designated under this Agreement.

          18.2.4 RMT and Client may designate Project Managers to act on their behalf with respect to the authorized Services. RMT and Client may rely on decisions and instructions of the Project Managers.

          18.2.5 Expressly excluded from such authority under this provision is the authorization of the respective representatives to amend the terms and conditions of this Agreement.

     18.3 SURVIVAL OF SECTIONS

          Provisions 2, 7, 8, 10, 11, 12, 14, 15, and 18 of this Agreement shall survive completion of performance or termination under this Agreement.

     18.4 SUBSTANCE ABUSE
          RMT has a vital interest in maintaining a safe, healthful, and efficient working environment for our employees, customers, suppliers, contractors, subcontractors, vendors, visitors, and the general public. The presence of illegal or improperly used drugs or other mood-altering substances is unacceptable. RMT strictly prohibits using, possessing, manufacturing, selling, transporting, distributing, storing, concealing, or dispensing of any controlled or illegal substances, as defined by federal or state law, other than pursuant to a valid prescription, while on the premises of RMT (including parking lots), while conducting RMT business (including travel), or during RMT-sponsored activities. Client is hereby notified that all Client's employees will be required to abide by this policy whenever on RMT's premises and agree that such employees are subject to a search, testing, or removal from the Project in accordance with RMT's substance abuse policy.

     18.5 FORCE MAJEURE
          RMT shall not be liable for any delay in performance, or failure to perform which is in whole or in part attributable to events beyond its control, including but not limited to war, political unrest, embargo, boycott, insurrection, seizure, failure of the normal means of transportation, inability to obtain work permits or authorization in any country other than the United States, acts of any governmental authority, flood, fire, explosion or other "Acts of God" ("Force Majeure"). In the event of a Force Majeure which delays or in RMT's opinion may delay or otherwise prevent or interfere with the performance of work hereunder, RMT will promptly notify Client of the nature and extent of the known circumstances of Force Majeure. The parties shall then negotiate any extension or other arrangements for the completion or revision of the work, provided, however, that Client shall be responsible for payment of work up to the point of Force Majeure even if the project is unable to be completed.

19.  INTERPRETATION

     19.1 SEVERABILITY
          If any provision of this Agreement is determined to be void or unenforceable by a court, all remaining provisions shall continue to be valid and enforceable. The court shall reform or replace any void or unenforceable provision with a valid and enforceable provision that comes as close as possible to expressing the intention of the void or unenforceable provision.

     19.2 GOVERNING LAW AND VENUE
          This Agreement shall be governed by the laws of the State of Wisconsin. Any administrative, judicial, or other proceedings brought by or against any of the parties under this Agreement shall be brought in a state or federal court located in Dane County, Wisconsin.

     19.3 PARAGRAPH HEADINGS
          The paragraph headings in this Agreement are included solely for convenient reference, and shall not define, limit, or affect the construction or interpretation of this Agreement.

     19.4 WAIVER
          Failure or delay by either party to insist on the strict performance of any covenant, term, provision or condition hereunder, or to exercise any option herein contained, or to pursue any claim or right arising herefrom, will not constitute or be construed as a waiver of such covenant, term, provision, condition, option, claim, or right. Any waiver by either party will not constitute or be construed a continuing waiver of any subsequent default.

     19.5 WHOLE AGREEMENT

          The Agreement, including all approved Work Authorizations hereunder, constitutes the complete and final contract between RMT and Client. This contract supersedes all prior or contemporaneous agreements, communications, representations, undertakings, or understandings between the Parties, whether oral or written, including but not limited to, purchase orders relating to the Project, except as expressly incorporated into this Agreement. Modifications to this Agreement shall not be binding unless made in writing and signed by authorized representatives of RMT and Client.

          19.5.1 If Client's purchase order form or acknowledgment or similar form is issued to identify the Agreement, authorize work, open accounts for invoicing, provide notices, or document change orders, the preprinted terms and conditions of said purchase order shall be void and of no effect.

          19.5.2 To the extent that the provisions of a Work Authorization are inconsistent or contradictory, the express provisions of this Agreement shall take precedence over provisions of the Work Authorization.

          19.5.3 Any term and/or condition set forth in a change order executed after the date of this Agreement that is inconsistent with or contradictory to this Agreement shall take precedence over the inconsistent or contradictory term in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.

RMT, INC.                                 UNITED WISCONSIN GRAIN PRODUCERS


/s/ Robert J. Vetter                      /s/ Carl Benck authorized by UWGP
---------------------------------------   --------------------------------------
Signature                                 Signature

Robert J. Vetter                          Carl Benck
---------------------------------------   --------------------------------------
Name                                      Name

Midwest Regional Manager                  Permit Coordinator
---------------------------------------   --------------------------------------
Title                                     Title

February 21, 2002                         2.25-02
---------------------------------------   --------------------------------------
Date                                      Date

                                   EXHIBIT 1.1

                                    SERVICES

                MIF/PIF SERVICE OFFERING DESCRIPTIONS/GUIDELINES

       (PRIMARY SERVICE OFFERINGS SHOULD BE USED WITH A SECONDARY SERVICE
                          OFFERING WHENEVER POSSIBLE.)

                                          PRIMARY SERVICE OFFERINGS*
---------------------------------------------------------------------------------------------------------------------
               SERVICE PROVIDED                                             DESCRIPTION
---------------------------------------------------------------------------------------------------------------------
APC       Air Pollution Control                     Includes all work driven by air regulations, such as:

                                                    -   Air pollution control requirements evaluations
                                                        (MACT/LAER/PSD)
                                                    -   Landfill emissions and air permitting
                                                    -   New facility siting (driven by air permit)
                                                    -   Permitting
                                                    -   Reporting
                                                    -   Thermal systems (incinerators)

EMS       Environmental Management                  -   Business integration (cost accounting systems)
          Services                                  -   Compliance plans (SPCC, ICPs)
                                                    -   Compliance programs (compliance files, procedures,
                                                        communications, and regulatory reports such as SARA, Form R,
                                                        HazChem, or annual reports)
                                                    -   Data management (system development and installation)
                                                    -   Environmental compliance audits
                                                    -   Environmental management systems (ISO 14000 and others)
                                                    -   New facility siting (driven by property acquisition)
                                                    -   Phase I (ONLY) environmental site assessments (ESAs)
                                                        (due diligence compliance, preacquisition assistance)
                                                    -   Training (regulatory or management awareness)

HWC       Hazardous Waste CERCLA                    Includes all work driven by CERCLA (federal and state Superfund)
                                                    regulations, including:

                                                    -   Remedial investigations/Feasibility studies
                                                    -   (RI/FS)Remedial design/Remedial action (RD/RA)
                                                    -   Order negotiations
                                                    -   Allocation
                                                    -   ARARs review
                                                    -   Closure plans
                                                    -   Monitoring services
                                                    -   Operation and maintenance (O&M)
                                                    -   Phase II site assessments for CERCLA sites

                                          PRIMARY SERVICE OFFERINGS*
---------------------------------------------------------------------------------------------------------------------
               SERVICE PROVIDED                                             DESCRIPTION
---------------------------------------------------------------------------------------------------------------------
IV        Industrial Ventilation                    Includes all work related to industrial ventilation and worker
          (INCLUDES INDUSTRIAL HEALTH               protection, including:
          AND SAFETY SERVICES)
                                                    -   Equipment evaluation, design, and installation
                                                        (including industrial ventilation systems)
                                                    -   Industrial health and safety services (asbestos
                                                        management, hazard communication, health and safety plans, health and safety training, indoor air and noise monitoring or evaluation, OSHA health and safety audits or assessments)

PSM       Process Safety Management                 -   Emergency planning and response plans
                                                    -   HAZOP studies and training
                                                    -   Process hazards analyses
                                                    -   Process safety implementation plans
                                                    -   Risk management programs (RMP)

RCA       RCRA Corrective Action                    Includes all work driven by RCRA regulations, including:
          (FORMERLY HWR)
                                                    -   RCRA compliance audit/assistance
                                                    -   RCRA facility investigation (RFI)
                                                    -   Corrective measures study (CMS)
                                                    -   Corrective measures implementation (CMI)
                                                    -   RCRA corrective action
                                                    -   RCRA closure plans
                                                    -   RCRA air monitoring services
                                                    -   RCRA groundwater monitoring services
                                                    -   RCRA closure operation and maintenance (O&M)
                                                    -   RCRA Part B permit (for hazardous waste facilities)
                                                    -   BIF compliance permitting

SWM       Solid Waste Management                    -   Landfill site selection, design, and permitting
                                                    -   Landfill closure and final use planning
                                                    -   Landfill construction assistance
                                                    -   Landfill gas and leachate management
                                                    -   Geotechnical services
                                                    -   Resource recovery (composting, material recovery,
                                                        waste-to-energy)

UTM       Underground Tank Management               Includes all services related to underground and aboveground tanks, including:

                                                    -   Closure documentation and testing
                                                    -   New tank design and installation
                                                    -   Priority ranking and risk management
                                                    -   Remediation design and construction
                                                    -   Remediation operation and maintenance (O&M)
                                                    -   Soil and groundwater investigations
                                                    -   Tank upgrading and retrofitting

                                          PRIMARY SERVICE OFFERINGS*
---------------------------------------------------------------------------------------------------------------------
               SERVICE PROVIDED                                             DESCRIPTION
---------------------------------------------------------------------------------------------------------------------
VC        Voluntary Clean-up                        Includes client-initiated voluntary remediation efforts NOT
          (INCLUDES SERVICES THAT FORMERLY FELL     DRIVEN BY SPECIFIC REGULATIONS SUCH AS RCRA OR CERCLA, such as:
          UNDER GWP)
                                                    -   Remediation efforts due to state incentive programs or
                                                        property transactions
                                                    -   Phase II site assessments

WWT       Wastewater and Water Quality              -   Biological services
                                                    -   Clean water act permitting
                                                    -   New facility siting (driven by wastewater permit)
                                                    -   Storm water services (SWPPP, NPDES)
                                                    -   Treatability testing
                                                    -   Waste characterization and analysis
                                                    -   Wastewater remediation
                                                    -   Wastewater treatment design, construction, and operation
                                                        and maintenance (O&M)

OTH       Other                                     Catch-all for < 5%

                                                    -   Construction management for non-environmental work
                                                        (e.g., building demolition)
                                                    -   New facility siting (brownfield or greenfield that isn't
                                                        driven by other regulations)

*NOTE: FORMER PRIMARY SERVICE OFFERINGS GWP NOW FALLS UNDER VC, AND IH UNDER IV
 EXCEPT AS NOTED.

                                           SECONDARY SERVICE OFFERINGS
----------------------------------------------------------------------------------------------------------------------
     SERVICE PROVIDED                              DESCRIPTION                                    EXAMPLES
----------------------------------------------------------------------------------------------------------------------
AU            Compliance Audit      Includes compliance audits only                    -   EMS-AD - EMS compliance
                                                                                           audit

DD            Due Diligence Audit   Includes due diligence and Phase I environmental   -   EMS-DD - EMS due
                                    site assessments (audits)                              diligence audit
                                                                                       -   EMS-DD - Phase I ESA for
                                                                                           property acquisition

                                           SECONDARY SERVICE OFFERINGS
----------------------------------------------------------------------------------------------------------------------
     SERVICE PROVIDED                              DESCRIPTION                                    EXAMPLES
----------------------------------------------------------------------------------------------------------------------
CM            Construction          All environmental CM should be combined with a     -   SWM-CM -  CM for solid
              Management            primary service offering and includes                  waste project
                                    construction administration, on-site assistance,   -   VC-CM - CM for voluntary
                                    procurement, scheduling, commissioning and             cleanup site
                                    startup, and design/build for                      -   RCA-CM - CM for pump and
                                    demolition/decontamination, landfill, and              treat system at RCRA Subtitle
                                    remediation projects (EXCEPT MTT).                     C site
                                                                                       -   OTH-CM - CM for
                                    Non-environmental CM should be combined with OTH       non-environmental work (e.g.,
                                    primary service offering.  Does not include            building demolition)
                                    construction-related consulting services (i.e.,
                                    observation, documentation, CQA).

FD            Facility Process      Includes design work related to remediation,       -   HWR-FD - SVE system
              Design                wastewater systems, or facility design (excluding      design
                                    land-based engineering design, i.e., landfills)    -   WWT-FD - Wastewater
                                                                                           treatment system design

IH            Industrial Health     Includes services related to worker protection,    -   IV-IH - Health and
              and Safety            asbestos services, hazard communication, health        safety audit associated with
                                    and safety plans, health and safety training,          industrial ventilation and/or
                                    indoor air and noise monitoring or evaluation,         worker protection
                                    and OSHA health and safety audits or               -   HWC-IH - Asbestos
                                    assessments                                            removal at remediation site

MT            Metals Treatment      Includes all work related to patented MTT          -   RCA-MT - MTT remediation
              Technology            technology, including remediation, fixed base,         work that is RCRA driven
                                    and construction management                        -   VC-MT - Metals
                                                                                           remediation that is voluntary

OM            Operation,            Includes all O&M services, including air,          -   SWM-OM - O&M of landfill
              Maintenance,          landfill gas, wastewater, and groundwater              gas system
              Monitoring            monitoring O&M                                     -   RCA-OM - O&M of
                                                                                           groundwater pump and treat
                                                                                           system
                                                                                       -   WWT-OM - O&M of
                                                                                           wastewater treatment system

RM            Risk Management       Includes all services related to risk management,  -   PSM-RM - Hazard
                                    including management systems, hazard                   assessment for a facility
                                    assessments, risk management plans,                -   PSM-RM - Training for
                                    emergency response programs, and                       employees in emergency
                                    prevention programs                                    response procedures

                                           SECONDARY SERVICE OFFERINGS
----------------------------------------------------------------------------------------------------------------------
     SERVICE PROVIDED                              DESCRIPTION                                    EXAMPLES
----------------------------------------------------------------------------------------------------------------------
SD            Sediment Management   Includes services related to sediment media, such  -   RCA-SD - RCRA corrective
                                    as natural resource damage claims (NRDC),              action for a water body or
                                    ecological restoration, marine construction and        wetland
                                    dredging, sediment mapping and remediation, and    -   SWM-SD - Ecological
                                    topographic/hydrographic surveying                     study related to landfill
                                                                                           siting near a wetland area

All Services available from RMT are provided under the terms and conditions of the Agreement, except that the following Services require supplemental terms and conditions to be signed prior to commencement of work in order to take into account special circumstances involved in such Services:

-    Construction/Remediation Management

-    Licensing of Patented or Proprietary Technologies

-    Operations & Maintenance

-    Phase I or Baseline Environmental Site Assessments

-    Procurement of Equipment and Materials

The supplemental terms and conditions may be executed in advance and attached to the Agreement, or may be added when and if such work is to be performed.

[RMT LOGO]

                                   EXHIBIT 4.1

                               WORK AUTHORIZATION

OFFICE LOCATION

DATE:                                               CLIENT NUMBER:

TO:       [enter individual's name and title]
          [enter company name]("Client")


PROJECT NAME:

FACILITY LOCATION:

RMT PROPOSAL NUMBER:                                RMT PROJECT NUMBER:

THE AGREEMENT CONSISTS OF THE FOLLOWING DOCUMENTS:
     (a)  This Work Authorization Form
     (b) {INSERT NAME AND DATE OF DOCUMENT CONTAINING THE SCOPE, SCHEDULE, AND BASIS FOR PAYMENT} ("Proposal") (attached)
     (c)  Terms and Conditions: [DELETE ALL BUT THE ONE THAT APPLIES]

          -    Master Environmental Services Agreement between
               _______________________ "RMT" and Client dated __________________

          -    Contract entitled:_____________________________ {PROVIDE NAME,
               DATE, AND CONTRACT NUMBER}

          -    RMT General Terms and Conditions (attached)

     (d) Change orders that may be authorized at various times throughout the Project
     (e) Schedule of Charges (attached) {DELETE IF LUMP-SUM} {DELETE IF INCLUDED IN CONTRACT}

SCHEDULE:
Approximate Start Date:
Approximate Completion Date:

BASIS FOR PAYMENT:
{INSERT TYPE OF PAYMENT [FLAT RATE TIME-AND-EXPENSE, STANDARD RATE TIME-AND-EXPENSE, TIME-AND-EXPENSE NOT TO EXCEED, LUMP-SUM, OR UNIT PRICES] ALWAYS VERIFY WITH PM/CSM BEFORE SELECTING

                          SUMMARY OF SCOPE OF SERVICES

                                                                   CHOOSE
                                                               ALLOCATED COST
                                                              (IF LUMP-SUM) OR
                                                               ESTIMATED COST
                                DESCRIPTION                       (IF T&E)
-------------------------------------------------------------------------------
TASK 1.
-------------------------------------------------------------------------------
TASK 1.
-------------------------------------------------------------------------------
TASK 1.
===============================================================================
                            TOTAL
===============================================================================

                               WORK AUTHORIZATION

[RMT LOGO]

                                                                   CHOOSE
                                                               ALLOCATED COST
                                                              (IF LUMP-SUM) OR
                                                               ESTIMATED COST
             DESCRIPTION                  CLIENT ACCEPTS          (IF T&E)
-------------------------------------------------------------------------------
Optional Task 4.                       / /  Yes   / /  No
-------------------------------------------------------------------------------
Optional Task 5.                       / /  Yes   / /  No
===============================================================================
                  TOTAL WITH OPTIONS
===============================================================================

PROJECT MANAGERS:

RMT                                     [Enter Client/Company Name]

THIS PROPOSAL IS VALID UNTIL.

ACCEPTANCE:

Authorization for RMT to commence work included in the Proposal constitutes acceptance of this Agreement. Acceptance can be made by signing in the place provided below, by accepting or using work product within the Scope of Services, or by written or oral authorization to RMT to commence work prior to signing. Acceptance is limited to the terms stated herein, and any additional or different terms are rejected unless expressly agreed to in writing by RMT.

APPROVED AND ACCEPTED AS OF THE DATE SHOWN BELOW:

RMT, INC.                                 [ENTER CLIENT/COMPANY NAME]



---------------------------------------   -------------------------------------
Signature                                 Signature


---------------------------------------   -------------------------------------
Printed Name                              Printed Name


---------------------------------------   -------------------------------------
Title                                     Title


---------------------------------------   -------------------------------------
Date                                      Date

                                   EXHIBIT 7.1

                              SCHEDULES OF CHARGES

SCHEDULES OF CHARGES FOR SERVICES IN THE U.S.:

(Attached)
[ATTACH ALL APPLICABLE U.S. FEE SCHEDULES FOR RMT COVERED BY THE TYPES OF SERVICES TO BE PROVIDED UNDER THE AGREEMENT, INCLUDING THE RMT SCHEDULE OF CHARGES - FLAT RATE, SOILS LABORATORY, TOXICITY TESTING, AND CENTRAL SERVICES FEE SCHEDULES.]

SCHEDULES OF CHARGES FOR SERVICES OUTSIDE THE U.S.:

These Schedules of Charges shall be as agreed upon by the Parties and attached to applicable Work Authorizations hereunder.